Exhibit 10.32

LEASE AGREEMENT

(Hedden-Empire Building)

THIS LEASE is made and entered into this 20th day of November, 1998, by and between BRUCE E. LEE and TABLE BUTTE CATTLE COMPANY, a Montana corporation, of 208 North 29th Street, Suite 221, P.O. Box 1222, Billings, MT 59103, hereinafter referred to as “Lessor” and ONE EIGHTY COMMUNICATIONS, INC., a Washington corporation, of 118 North Stevens Street, Spokane, WA 99201, and 210 North 29th Street, Billings, MT 59101, hereinafter referred to as “Lessee”.

WITNESSETH

Lessor does lease, let and demise unto Lessee the commercial rental space located at 210 North 29th Street, Billings, MT 59101, more particularly described as follows:

Approximately 4,300 square feet of space in the Hedden-Empire Building (202-212 North 29th Street, Billings, MT) being that portion of that space commonly referred to as 210 North 29th Street, as shown on attached Exhibit “A”.

1.             The parties agree that the term of this lease shall be for a period commencing December 6, 1998, and ending on June 30, 2006.

2.             Lessee covenants and agrees to pay Lessor at its address above a monthly rent of Two Thousand Three Hundred Dollars ($2,300.00) due and payable in advance on the first day of the month. The first month’s rent shall be prorated, and shall be paid upon execution of this lease. Provided, however, that beginning July 1, 2003, Lessee shall pay to Lessor a monthly rent of Two Thousand Four Hundred Ninety Dollars ($2,490.00).

3.             Lessee may, by written notice, delivered to Lessor on or before the expiration of the primary term, extend this lease agreement for an additional five (5) years, which extended term commences on July 1, 2006, and ends on June 30, 2011, upon the same terms, conditions and covenants as set forth herein except that the fixed monthly rent shall be the sum of Two Thousand Five Hundred Ninety Dollars ($2,590.00), provided that said rent as of July 1, 2007, shall be increased by the change in the Consumer Price Index, as published by the United States Government, using July 1, 2004, as the base date. Thereafter, each year during this option term, as of July 1, the monthly rent shall be increased by the change in the Consumer Price Index for the preceding year.

4.             Lessee may, by written notice, delivered to Lessor on or before the expiration of the first option term, provided that Lessee has exercised such first option, extend this lease agreement for an additional five (5) years, which extended term commences on

July 1, 2011, and ends on June 30, 2016, upon the same terms, conditions and covenants as set forth herein except that the fixed monthly rent shall continue to be increased on July 1 of each year, including the beginning date of the option term, by the change in the Consumer Price Index for the preceding year.

5.             Lessee shall not be required to pay Lessor a security deposit.

6.             Lessee shall have shared use of the foyer and restrooms, with Heros or successor tenants.

7.             The property is leased “as is”. Lessee, at its sole and separate expense, shall provide any and all leasehold and/or premises improvements that it shall deem necessary or advisable for its purpose, including without limitation any interior demising walls, ceiling, carpet and other flooring, interior HVAC separation and any desired interior and exterior electrical or plumbing modifications or upgrade. Lessee shall have the option, at its expense, to cut in and install exterior windows to the side alley, provided that this shall be done with Landlord’s prior approval of the design to accommodate a future exterior doorway to the side alley. Any structural alterations or additions shall be first approved by Lessor, which approval shall not be unreasonably withheld.

8.             Lessee shall be entitled to possession of the premises and may actually begin any construction as of December 6, 1998, provided that Lessee shall have access to the premises at all reasonable times after the execution of this lease until such date for the purpose of planning, specifications and bidding.

9.             Lessee shall have the right, at Lessee’s expense, to place reasonable and appropriate exterior signage on the premises in keeping with city codes.

10.           Lessee shall have reasonable access to the remainder of the Hedden-Empire Building for communications linage and cabling, and shall have the right to place a communication antenna on the roof top, and shall have access to the roof top for such purposes. Lessee may place a back-up electric generator on the premises, and may do so in its interior space, provided that as an alternative, the generator may be placed in the basement parking garage or on the roof of the building, or otherwise situated, as the parties may mutually agree. If the generator is to be powered by natural gas, said natural gas shall be separately metered from that natural gas used by the building at large and paid for separately by Lessee.

11.           It is the intent of the parties that Lessee pay for its own electrical and gas usage in the premises, separate and in addition to the rent provided herein, and the parties recognize that the premises are not now separately metered from Hero’s. The existing electrical and gas accounts shall be placed in the separate name of Lessee for which Lessee shall be liable to the provider. The parties agree to each bear one-half the cost of separate metering. If such separate metering should prove not be feasible in the mutual judgment of the parties, the parties shall rely upon fair estimates and historical usages to determine as practical as possible under the circumstances Lessee’s electric and gas usage including without limitation lighting, kitchen, computer, communications equipment, general duplex and air conditioning and heat usages, and Lessor shall be responsible, on a reimbursement basis, for that used by Hero’s or successor tenants.

12.           Lessee does hereby covenant and agree with Lessor that Lessee shall:

a)             Pay the rent at the time and place in the manner aforesaid;

b)            Use and occupy the leased premises in a careful and proper manner;

c)             Not commit any waste therein;

d)            Not use or occupy the leased premises for any unlawful purpose and will conform to and obey all present and future laws and ordinances and all rules, regulations, requirements and orders of all governmental authorities or agencies respecting the use and occupation of the leased premises;

e)             Maintain the interior of the leased premises including exterior glass in a safe condition and as good condition as the same at the commencement of this lease, reasonable wear and tear excepted;

f)             Permit Lessor to enter on the leased real estate premises at all reasonable times to examine the condition of the same;

g)            Assume all risk of loss as to Lessee’s own fixtures, contents and personal property;

h)            Not assign or sublet, in whole or in part, this lease or the leased premises, without the prior written consent of Lessor, which consent shall not be unreasonably withheld;

i)              Pay all personal property taxes and license fees levied on its personal property and leasehold improvements situated upon the premises;

j)              Provide and use chair mats under all rolling chairs such as to protect the carpet;

k)             Refrain from posting makeshift and unorthodox signage on or about the exterior door of the leased premises;

l)              Pay all charges for electricity and gas delivered to or used in the premises.

13.           Lessor covenants and agrees with Lessee that Lessor shall:

a)             Pay all charges for water rendered to the leased commercial space;

b)            Pay the real estate property taxes and special assessments on the leased real estate during the duration of this lease agreement;

c)             Provide five-nights-per-week standard janitorial service to the leased premises.

14.           The parties agree that:

a)             Anything in this Lease to the contrary notwithstanding, if the demised premises or the building should be partially or totally damaged or destroyed by fire or other casualty insurable under a standard form policy of fire and extended coverage insurance (including vandalism, malicious mischief, and “all risk” if such coverage is carried by Lessor) then, if this Lease shall not have been canceled in accordance with the provisions hereinafter made in this Lease, Lessor shall with reasonable dispatch after written notice to it of the damage or destruction, repair the damage, and replace, restore, and rebuild the demised premises and building at its sole cost and expense. Lessor will commence such repair, replacement, restoration or rebuilding as soon as practicable after receiving notice from Lessee to do so, but under no circumstances later than ninety (90) days after receipt of such notice. Lessor shall not be required by this paragraph to repair, replace, restore or rebuild any property which Lessee shall, under other provisions of this Lease, be entitled to remove from the demised premises, it being agreed that Lessee shall bear the entire risk of loss, damage, or destruction of such property while it is on the demised premises.

b)            If the demised premises shall be partially damaged or partially destroyed, the rent payable under this Lease shall, to the extent that the demised premises shall have been rendered unfit for use for Lessee’s business purposes, be abated for the period from the date of such damage or destruction to the date that such damage or destruction shall be repaired or restored. If the demised premises or a major portion thereof shall be totally or substantially damaged or destroyed or rendered completely or substantially unfit for use for Lessee’s business purposes because of fire or other casualty as provided for in paragraph 13(a), the entire rent shall, as of the date of the damage or destruction, abate until Lessor shall repair, restore, replace and rebuild the building and the demised premises; provided, however that should Lessee reoccupy a portion of the demised premises while the restoration work is taking place and prior to the date that the entire demised premises are again made fit for use for Lessee’s business purposes, rent shall be apportioned and become payable by Lessee in proportion to the part of the demised premises occupied by it for the purpose of conducting its business, effective on the date that the Lessee shall again begin conducting its ordinary business from the demised premises or any portion thereof.

c)             In the event that the demised premises, or a major part thereof, shall be totally or substantially damaged or destroyed, or rendered completely or substantially untenantable as set forth in paragraph 13(b), Lessee may, at its option, exercisable within ninety (90) days of the date of casualty, cancel this Lease by written notice to Lessor, provided Lessor has not commenced to repair the damage in accordance with paragraph 13(a) above.

d)            In the event the damage to the building, without regard to the status of the demised premises, shall in the reasonable opinion of the Lessor have rendered it untenantable, Lessor may, within sixty (60) days of the casualty, by written notice given to Lessee, elect not to repair or rebuild the building. This Lease shall thereupon terminate effective as of the date of casualty. After receipt of such notice, Lessee shall vacate the demised premises as quickly as it is reasonably possible, provided, however, that Lessee shall be entitled to occupy the demised premises or any part thereof without liability to Lessor for as long as it is reasonably necessary to salvage or remove therefrom its personal property as provided in this Lease.

e)             No damages, compensation, or claims shall be payable by Lessor for inconvenience, loss of business, or annoyance arising from any repair or restoration of any portion of the demised premises or of the building required to be made by Lessor under the provisions of this Lease, but this section shall not be construed to limit the abatement of Lessee’s rent in accordance with paragraph 13(b) above. Lessor covenants with Lessee that it shall use its best efforts to effect all such repairs promptly and in such manner as not unreasonably to interfere with Lessee’s occupancy if Lessee shall not have vacated the demised premises or the portion thereof to be repaired because the same shall have become untenantable.

f)             Lessee shall insure all personal property and fixtures, not belonging to Lessor, situated on or in the demised premises against damage by fire or other casualty under a standard form policy of fire and extended coverage insurance (including vandalism, malicious mischief and “all risk”) in an amount sufficient to cover replacement or repair.

g)            Lessor shall insure Lessor’s interest in the real estate and Lessor’s personal property situated on or in the demised premises against damage by fire or other casualty under a standard form policy of fire and extended coverage insurance (including vandalism, malicious mischief and “all risk”) in an amount sufficient to cover replacement or repair.

h)            The Lessor and Lessee hereby waive on behalf of themselves and their respective insurers, any claims that either may have against the other for loss or damage resulting from perils covered by the standard form of fire and extended coverage insurance including vandalism and malicious mischief, to the extent of such policies which shall be in effect from time to time, it being expressly understood that this waiver is intended to extend to all such loss or damage whether or not the same is caused by the fault a neglect of either Lessor or Lessee. Each party shall secure from its casualty insurer a waiver of subrogation endorsement to the policy and, upon request, deliver a copy of such endorsement to the other party to this Lease.

15.           Lessee shall keep the demised premises in good condition and repair, and Lessor shall keep the remainder of the building in good condition and repair.

16.           In the event Lessee fails to pay any rent due hereunder or fails to keep or perform any of the other terms or conditions hereof, or otherwise breaches this lease or defaults hereunder, then ten (10) days after written notice of default of the payment of rent, or thirty (30) days after written notice of any other default, Lessor may, if such default has not been corrected, declare Lessee’s right of possession under this lease canceled, whereupon Lessee shall peaceably deliver possession of the premises, and in this regard, it shall be lawful for Lessor to enter upon the leased premises and again have, repossess and enjoy the same, as if this lease had not been made, without prejudice, however, to the rights of Lessor to recover from Lessee all rent due under this lease. In cases of any such default and forfeiture of possession, Lessor may relet the leased premises for the remainder of said term to the highest rent reasonably obtainable and may recover from Lessee any deficiency between the amounts obtained and the rent herein reserved. Any specification of remedy herein shall not be exclusive, and Lessor shall have any remedy for breach of this lease allowed by law.

17.           It is agreed and understood that the provisions of this lease shall apply to and bind the heirs, executors, personal representatives, successors and assigns of the respective parties hereto as if in each provision particularly mentioned.

18.           It is agreed that any failure or delay of Lessor to declare a default for breach of this lease, or assert any right hereunder, shall not operate as a bar or waiver to declare such default or assert such right in the future.

19.           Lessee acknowledges that Lessee has personally inspected and examined the property covered by this lease. Lessee is thoroughly familiar with the same and acknowledges that Lessee is entering into this lease based upon Lessee’s own examination and inspection, and that the premises are fit and suitable for Lessee’s intended purposes in all regards.

20.           Any notice to be given hereunder may be served upon the party personally, or by regular first class or certified mail, directed to such party at its address above, or at such other address as notice in writing may be given, similarly served, and notice served by mail shall be deemed complete when deposited in the U.S. mail, postage prepaid.

21.           The parties having substantially equal bargaining power, and equal opportunity for advice of legal counsel with regard to this lease, each party waives any right or rule of construction or interpretation that this lease be most strictly construed against the party furnishing or drafting the same.

22.           In the event that Lessee shall remain in possession of the premises upon expiration of the term of this lease, without said tenancy being terminated or term extended, the tenancy shall be deemed a month-to-month tenancy, upon the same terms as herein contained until changed pursuant to the agreement of the parties or pursuant to law, which month-to-month tenancy may be terminated by either party upon thirty (30) days written notice to the other.

23.           Prior to December 6, 1998, or within ten (10) days thereafter, Lessor shall remove from the premises Lessor’s personal property, which shall include without limitation the large mirrors presently attached to the walls, the dance lights, stereo system and the large table and chair storage shelf in the back room.

IN WITNESS WHEREOF, the parties have hereunto executed this lease the day and year first above written.

LESSOR:	LESSEE:

ONE EIGHTY COMMUNICATIONS, INC.

/s/ Bruce E. Lee	By:	/s/ Gregory Green
BRUCE E. LEE		GREGORY GREEN
Its: President

TABLE BUTTE CATTLE COMPANY

By:	/s/ Bruce E. Lee
BRUCE E. LEE
Vice President

[GRAPHIC]

LEASE MODIFICATION AGREEMENT
(Hedden-Empire Building)

The undersigned, BRUCE E. LEE and TABLE BUTTE CATTLE COMPANY, as Lessor, and AVISTA COMMUNICATIONS OF MONTANA, INC. (Successor to One Eighty Communications, Inc.), as Lessee, being the parties to that certain lease agreement dated the 20th day of November, 1998, covering that certain commercial space described therein being a portion of the Hedden-Empire Building situated at 202-212 North 29th Street, Billings, Montana, and agree to modify the lease as follows:

1.             Throughout the duration of the lease, including all option terms and extensions, Lessee’s stated rent shall be reduced by $150.00 per month, i.e. its current rent shall be $2,150.00 per month. The $150.00 reduction shall be taken after CPI adjustments. This paragraph shall be effective with the rent due October 1, 1999.

2.             There is added to Lessee’s leasehold premises for its use, storage bin #27 (approximately 140 sq. ft.) situated in the tenant storage area of the basement of the building.

3.             Lessor shall have no obligation to participate in, or reimburse Lessee for, the exterior or interior electrical service upgrades done by Lessee at its expense specifically including those directly or indirectly benefiting the building at large as opposed to Lessee’s leasehold premises. Any contractor, vendor, or other third party warranties or responsibilities with regard thereto shall inure to the benefit of Lessor as well as Lessee, and are hereby assigned as the parties’ interests may from time to time appear.

DATED this 9th day of September, 1999.

LESSOR:	LESSEE:

AVISTA COMMUNICATIONS OF
MONTANA, INC.

/s/ Bruce E. Lee	By:	/s/ [Illegible]
BRUCE E. LEE
		Its:	General Manager

TABLE BUTTE CATTLE COMPANY

By:	/s/ Bruce E. Lee
BRUCE E. LEE
Vice President